DISTRIBUTOR AGREEMENT


         THIS AGREEMENT is made and entered into this _____ day of __________, 2000, by and between PROFORMANCE RESEARCH ORGANIZATION, INC., doing business as P.R.O. GOLF SCHOOLS, a Delaware corporation ("P.R.O.") and the undersigned purchaser, ___________________ ("Distributor"). This Agreement does not establish a franchise, sub franchise, agency or any relationship other than a purchaser-seller/broker relationship defined herein as the "DISTRIBUTOR-P.R.O." relationship. Neither P.R.O. nor Distributor has any authority to make representations, warranties or agreements for or on behalf of the other party.

         1. SCOPE OF AGREEMENT. P.R.O. is currently engaged in the business of marketing golf products and services ("GOLF-RELATED MATERIALS"). Distributor is desirous of participating in the furtherance of P.R.O.'S business objectives, in a relationship more specifically defined herein. Distributor has the right, but not the obligation to buy for resale P.R.O. "GOLF RELATED MATERIALS" as offered generally to other distributors of P.R.O.

             "GOLF RELATED MATERIALS" are products produced by P.R.O. including but not limited to, Premium Links(TM) and any futurE P.R.O. products which are produced or represented BY P.R.O. and may be purchased for resale or brokered by Distributor. The Distributor also has the right, but not obligation, to purchase P.R.O. sales aids and promotional materials for the purpose of promoting P.R.O.'s business. As an initial purchase, Distributor agrees to purchase for $35,000 from P.R.O. the following:

                 a.       $20,000   First year license fee for the rights
                                    defined herein, including training;
                 b.       $10,000   Premium Links(TM) Package; and
                 c.       $ 5,000   2,000 shares of Performance Research, Inc.
                                    restricted Common Stock, subject to SEC Rule
                                    144

         2. PAYMENT AND SHIPPING. Payment will be made by Distributor at the time of purchase by check, money order, wire transfer, certified or cashier check. P.R.O. will use its best efforts to ship all orders within 15 days from the date of receipt of payment. Reasonable shipping and handling charges will be charged by P.R.O. All reorders and stocking orders will be treated in the same manner.

         3. NATURE OF THE RELATIONSHIP. The success or failure of the Distributor's business is the responsibility of the Distributor and P.R.O. does not make any projection or guarantee as to the success of the Distributor's business. P.R.O. does not exercise control over Distributor's business methods or offer advice on how to run Distributor's business.

         P.R.O. does require that Distributor not affect P.R.O.'s goodwill, copyrights, trademarks and valuable business reputation by acting in a disreputable, illegal, immoral or unprofessional manner; and, Distributor hereby agrees not to act in such a manner or make representations that are not within the bounds provided by P.R.O. in any manner.

         P.R.O. reserves exclusive rights to packaging, graphics, content, materials and promotional materials, and all other design criteria, etc., used to produce P.R.O. products. Prior written authorization for use of logos, etc. is required.

              Distributor is not granted an exclusive market. However, as long as the Distributor is in compliance with the terms of this Agreement, P.R.O. shall not appoint additional authorized "distributors" of Golf Related Materials in the areas indicated in Addendum A attached hereto. This provision does not exclude the Distributor from selling in other locations


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and does not prohibit other  authorized  "distributors"  from selling within the aforementioned areas. P.R.O. may directly or indirectly (including through distributors, wholesalers, agents and persons similar to Distributor) sell any products or services to any person (provision 6b to apply to Premium Links(TM)
sales   only).   Distributor   is  not   authorized   to  make  any   additional
representations or warranties in connection with the sale or use of the materials. If Distributor sells to other persons for resale, or otherwise has other persons sell products provided by P.R.O. to Distributor, Distributor will assure that such persons do not violate this Agreement and Distributor shall consider a violation by such persons a violation.

         4. CERTIFIED MEMBER INSTRUCTOR. The Distributor may secure a teaching professional to instruct within the Territory. This instructor must have attended and passed the P.R.O. Certification Process and, at the Company's discretion, be appointed to the Distributor's Territory. The Company will provide this Certification Training for two instructors at no charge to the Distributor or to the Certified Instructor, however, the Distributor must cover all travel and lodging.

         5. FUTURE PRICES OF MATERIALS; ORDERS. P.R.O. will establish standard list prices and sale conditions to persons similar to Distributor, which will be published from time to time in P.R.O.'s price list, and in P.R.O.'s invoice or purchase order form. P.R.O. will provide ninety (90) days written notice of changes in the price list.

         6.       TERMS OF PAYMENT.

                  A. PAYMENT OF CONSIDERATION TO P.R.O. Distributor has furnished a payment in the amount of $15,000 to secure the territory and this payment will be applied to the purchase of the Distributorship defined herein. An additional deposit of $20,000.00 will be paid to P.R.O. prior to attending training. Upon execution of this contract, all deposits will convert to the agreed upon consideration and the Distributor will have all rights as defined herein. Nonpayment or default of any amounts due herein shall be construed as Distributor forfeiting the within named territory and rescission of all terms and conditions hereunder. The sixty-day (60) cure provision in Section 11(a) does not apply to the payment schedule outlined in this section.

                  B. PAYMENT OF CONSIDERATION TO THE DISTRIBUTOR. The Company will remit consideration to Distributor based on a twenty-five (25%) percent override for sales of Premium Links(TM) [Premium Links(TM) defined herein as a single sale, in an amount not less than $2,500.00, or one-half (1/2) of a package] conducted by the Distributor on all cleared funds. The Company will remit a ten (10%) percent override to the Distributor for retail sales accounted for by the Distributor to individuals both within and outside of their assigned territory. Such payments shall be calculated from the previous calendar months sales volume, and shall be due on or before the 15th of each ensuing month.

                      (i) It is expressly agreed and understood that in the event a Distributor conducts sales (knowingly or unknowingly) within the defined boundary of another Distributor twenty (20%) percent of the total consideration due to the Distributor shall be remitted directly by P.R.O. to the Distributor appointed in the defined boundary.

                      (ii) It is further agreed and understood that if the Company conducts sales (knowingly or unknowingly) within the defined boundary of a Distributor, the Company shall pay to the said Distributor consideration determined as follows:

              o If the total annual sales for the Distributor in that year are less than $200,000, then the consideration due Distributor for the Company sale shall be twenty (20%) percent of the amount of the consideration determined by the operation of Section 6(b) above;

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


              o If the total annual sales of the Distributor in that year are equal to, or greater than $200,000, but less than $300,000, then the consideration for that sale shall be thirty (30%) percent of the amount of the consideration determined by the operation of Section 6(b) above;

              o If the total annual sales for the Distributor in that year are equal to, or greater than $300,000, but less than $500,000, then the consideration for that sale shall be forty (40%) percent of the amount of the consideration determined by the operation of Section 6(b); and

              o If the total annual sales for the Distributor in that year are equal to, or greater than $500,000 then the consideration for that sale shall be fifty (50%) percent of the amount of the consideration determined by the operation of Section 6(b).

                      (iii) During the first three (3) years of this Distributor Agreement, the Distributor is eligible to participate in P.R.O.'s stock option plan for any year in which the annual gross sales of the Distributor is equal to, or greater than, $500,000. For any year in which the Distributor is eligible, the plan provides that the Distributor will receive options to purchase a number of shares of common stock of the Company determined by multiplying the annual gross sales of the Distributor by five (5%) percent and then dividing that result by eighty (80%) percent of the then market price of the common stock. The exercise price for the options shall be the market price on the date of the grant of the options. Each option shall have a five (5) year term. For years after the first three (3) years of the Distributor Agreement, the provisions of the options to be granted to Distributor shall be reasonably determined by the Company.

                      (iv) One (1%) percent of Gross Retail Sales in the Distributor's territory for every $100,000 Corporate Sales generated in a 12 month period, never to exceed five (5%). The first year commission would be calculated upon the completion anniversary date of the Distributor. Subsequently, commission on Retail Sales would be determined on a rolling, 12-month basis according to the same formula.

                      (v)  Compensation   terms  and  structure  for  additional
products and services to those defined herein shall be addressed in separate addendum form from time to time.

         7. RIGHT TO BUY BACK MATERIALS. If this Agreement is terminated, P.R.O. has the option to buy back all unsold materials sold by it to Distributor at the same price paid by Distributor (excluding tax, shipping and handling) less the amount of any claims by P.R.O. against Distributor and damage to returned goods. Distributor will ship the materials back to P.R.O. (shipping expense to be determined) and P.R.O. will pay for such materials after prompt inspection by P.R.O. A fifteen (15%) percent restocking fee will be deducted.

         8. CONFIDENTIALITY. If Distributor receives any confidential information from P.R.O., Distributor will not disclose the information to any third party, and will use that information only in furtherance of the sale of P.R.O. products, and will return the information upon request to P.R.O. Distributor understands that P.R.O. has spent considerable time, effort and money in developing the materials and Distributor will not copy, reproduce, imitate or make or have made for them any similar materials. The materials are copyrighted by P.R.O. A court of law shall enforce this provision to the maximum extent and duration permitted under applicable law, and the court may modify this provision to accomplish its intended purpose to the maximum extent. Upon special request and prior written agreement with P.R.O., Distributor may be permitted to use certain confidential materials. The authority to use confidential materials shall remain the sole and absolute discretion of P.R.O. Furthermore, it is expressly understood that the terms and conditions of this Agreement shall remain confidential between P.R.O. and the Distributor named herein.

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


         9. NO COMPETE. During the term of this Agreement, the Distributor and/or his Certified Instructor may provide the following golf instruction:

              a. Golf instruction not to exceed one-half (1/2) day as described in the Certified Trainers Agreement; and

              b. Promotional golf instruction at a Short School location for the purposes of marketing the Premium Links(TM) program to corporations.

         In no case may the Distributor and/or the Certified Instructor provide golf instruction to individuals or corporations that in any way competes with the Company's Destination Golf Schools.

         Any deviation from this No Compete clause, without prior written authorization from the Company, is grounds for immediate termination of this Agreement, with all subsequent damages and legal fees being paid by the Distributor.

         It is expressly understood that all expenses including but not limited to administrative costs, instructor salaries, golf fees and/or site fees, etc., for short schools only, will be the sole responsibility of the Distributor unless otherwise stipulated in writing.

         10. TRANSFERABILITY. Any Distributor in good standing maintains the option to transfer rights of the Area to individuals or companies who meet the qualifications and standards established by the terms of this Agreement. Such transfers must be made in writing to P.R.O. and P.R.O. reserves first right of refusal to match the transfer fees and arrangements. P.R.O. will have 15 business days to respond and will not unreasonably withhold the transfer. P.R.O. may change a fee to evaluate any proposed assignee and prepare legal documents, such fee not to exceed $250.00. Any and all fees paid to Distributor by any third party for such transfer shall be the property of the Distributor.

         11. TERMINATION. The non-defaulting party may terminate this Agreement:
(1) upon a breach hereof by the other party; and (2) if the other party is generally not paying its debts as they become due, or has a petition in bankruptcy filed by or against it. In addition, P.R.O. may terminate this Agreement if Distributor does not provide to the Company, an annual License Fee of $10,000.00 to be pro-rated, ($1,000 per $10,000 revenue). If the Distributor's performance generates in excess of $100,000 in the previous year in revenue, the License Fee is accounted for the forthcoming year. (however, Distributor has no minimum performance obligation under this Agreement and this is not a forecast of Distributor's actual sales as the individual efforts of Distributor will determine the sales level). Distributor may terminate this Agreement at any time by providing written notice to P.R.O. Termination by either party of this Agreement shall not affect compensation due to the Distributor.

              A. CURE PROVISION. In the event P.R.O. shall have cause to believe Distributor has violated a term or condition of this Agreement, P.R.O. will submit in writing to Distributor notification that Distributor is not in good standing. Distributor will have sixty (60) days to respond and cure any problems, issues, grievances or non-compliance stated by P.R.O.

         12. SALE OF P.R.O. If a majority interest in the company is sold during the term of this Agreement, the company will provide for the continuation of all rights granted herein to the Distributor.

         13. CHOICE OF LAW AND VENUE. This Agreement is governed by the laws of the State of Colorado (including laws on the amount and type of damages that may be awarded), excluding laws on choice of law. The federal and state courts located in the City and County of Denver shall be the exclusive forum for any suit or legal proceeding, and each party hereto hereby consents to the jurisdiction of such courts; provided, however, that P.R.O. may elect to bring a suit or proceeding against Distributor in another appropriate jurisdiction.

         14.      MISCELLANEOUS.

                  a. Distributor has all rescission rights, if any, provided by state or federal law;

                  b. Notices hereunder will be given by first class mail to the recipient's last known address;

                  c. Provisions, which by their sense should survive termination of this Agreement, including the confidentiality provisions and prohibitions on reproduction of materials or production of similar materials, shall survive termination;

                  d. A party shall not be liable for any delay or inability to perform which is outside its reasonable control;

                  e. Distributor is responsible for collecting and remitting all sales, use and other taxes on sales by Distributor; and

                  f.  This  is  an   integrated   Agreement.   No   promises  or
                      representations have been made by one party to the other that are not set forth in this Agreement.

         15.      CONTRACT TERMS AND DEFINITIONS:

                  a.  I.G.O.            (Introductory Golf Outing) A short Golf
                                        School providing 1/2 day, (up to 2.5
                                        hours of instruction).

                  b.  Retail Sales      The individual sale of school with
                                        attendance by the individual for
                                        individual days.

                  c.  Premium Links     The sale of golf school's to
                                        corporations or individuals in bulk
                                        number of school days in the
                                        predetermined amounts as follows:

                                        $2,500   1/2 package - 10 Days Included
                                        $5,000   (22 Days Included)
                                        $10,000  (46 Days Included)
                                        $25,000  (123 Days Included)

         IN WITNESS WHEREOF, P.R.O. and Distributor hereby place their official hands and seals on this Agreement effective the day and year first written above.

DISTRIBUTOR:



------------------------------------                  --------------------------
Name:                                                 Date
Title:
Company:
Address:




Telephone:        _______________________

Social Security No.:  ___________________



PROFORM GOLF, INC.



By:      __________________________________          _________________________
         Name:             Douglas Weiner            Date
         Title:            Vice President
         Address:          5335 W. 48th Avenue, Suite 200
                           Denver, CO 80212
                           Telephone: (303) 458-1000

                                   ADDENDUM A

AGREED UPON MARKETING AREA:

         So long as the Distributor is in compliance with the terms of this Agreement, the Company shall not appoint additional authorized distributors in the area indicated as follows:

TERRITORY DEFINED AS FOLLOWS:

         Please refer to attached map.


REMINDER: This provision does not exclude the Distributor from selling in other locations and does not prohibit other authorized distributors from selling within the aforementioned territory.


                                   ADDENDUM B

PRO PROVIDES FOR:

         A. A Destination Site within two (2) hours travel time to the Distributor;

         B.  Regional and National advertising/promotional campaign;

         C. Training Seminar at a location designated by P.R.O. at Distributor's expense, except as provided for herein;

         D.  Providing Trade Show kits with reasonable notice;

         E. All administrative operations and functions for the Destination schools utilizing P.R.O.'S computerized reservation system;

         F.  Monthly account reports;

         G.  Toll Free Support and Order Line;

         H. Customer Service for both Distributor and Distributor's customers, etc.;

         I. A Distributor Advisory Board consisting of one regional delegate to provide P.R.O.'s executive committee with information to facilitate Distributor's business. All final decisions to be made by P.R.O. executive committee;

         J. P.R.O. will disseminate all sales leads generated by P.R.O. to the Distributor in accordance with territorial boundary; and

         K. Camera-ready artwork and sales aids at cost plus ten (10%) in accordance with P.R.O.'s standard collateral materials.


                                   ADDENDUM C

THE DISTRIBUTOR PROVIDES FOR:

         A. Best efforts to conduct local marketing and promotion of P.R.O.'s golf related materials.

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